Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849

1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in or incorporation by reference into (1) the Registration Statement on Form S-8 (No. 333-178493) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP, the Registration Statement on Form S-3 (No. 333-187055) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP, the Registration Statement on Form S-3 (No. 333-189449) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP, the Registration Statement on Form S-3 (No. 333-198560) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP, and the Registration Statement on Form S-3 (No. 333-199312) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP (collectively, the “Registration Statements”) and (2) the 2015 annual report on Form 10-K (the “Annual Report”) of Memorial Production Partners LP of our report, dated February 3, 2016, with respect to our audit of estimates of proved reserves and future net revenues to the interests of Memorial Production Partners LP and its subsidiaries, as of December 31, 2015.  We also hereby consent to all references to our firm or such report included in or incorporated by reference into such Registration Statements and Annual Report.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Registration No. F-1580

Houston, Texas
February 24, 2016

SUITE 600, 1015 4TH STREET, S.W. CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790

621 17TH STREET, SUITE 1550 DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258